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                                  EXHIBIT 23.4

       Report of Independent Accountants on Financial Statement Schedule
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To the Stockholders and Board of Directors of Parametric Technology Corporation:

Our audit of the consolidated financial statements referred to in our report dated October 19, 1995, except as to Notes F and G which are as of November 17, 1995 (which report appears as Exhibit 23.3 in this Form 10-K and which consolidated financial statements are incorporated by reference in this Form 10-
K) also included an audit of the Financial Statement Schedule listed in Item 14(a)2 of this Form 10-K for the year ended September 30, 1995. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. We have not audited the consolidated financial statements of Parametric Technology Corporation for any period subsequent to September 30, 1995.






/S/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Boston, Massachusetts
October 19, 1995,
except as to Notes F and G
which are as of November 17, 1995